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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):
March 24, 2004 (March 19, 2004)

CRIIMI MAE INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10360 (Commission File Number)	52-1622022 (I.R.S. Employer Identification No.)

11200 Rockville Pike
Rockville, Maryland 20852
(Address of principal executive offices, including zip code, of Registrant)

(301) 816-2300
(Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        On March 19, 2004, CRIIMI MAE Inc. (the "Company") sold 585,000 shares of the Company's 10 7/8% Series B Cumulative Convertible Preferred Stock to two institutional investors for $25.42 per share or aggregate gross proceeds of approximately $14.9 million. The Company reported the sale in a press release dated March 22, 2004, a copy of which is incorporated by reference herein and is attached hereto as Exhibit 99.1.

        On March 23, 2004, the Company announced the redemption of all of the shares of its 12% Series F Redeemable Cumulative Dividend Preferred Stock (the "Series F Preferred Stock") and its 15% Series G Redeemable Cumulative Dividend Preferred Stock (the "Series G Preferred Stock") on April 28, 2004 at the redemption price of $10.00 per share, respectively. The Company reported the redemption of Series F Preferred Stock and the Series G Preferred Stock in a press release dated March 23, 2004, a copy of which is incorporated by reference herein and is attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

        (c)   Exhibits. The following exhibits are filed with this report:

  Exhibit 99.1 – Press Release issued by CRIIMI MAE Inc. on March 22, 2004.

  Exhibit 99.2 – Press Release issued by CRIIMI MAE Inc. on March 23, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIIMI MAE INC.
Dated: March 24, 2004	/s/ MARK LIBERA Mark Libera Vice President and Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description
*99.1	Press Release date March 22, 2004.
*99.2	Press Release date March 23, 2004.

*
Filed herewith.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX